UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State of jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

                                         N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 21, 2016, the Company held its Annual Meeting of Stockholders. As of the record date of November 25, 2015, 190,546,953 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 173,902,855 shares, representing approximately 91.27% of the total number of eligible voting shares, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

The following tables set forth the votes cast with respect to each of these matters:

1. Election of Directors:

	FOR	WITHHOLD	NON VOTES
Anousheh Ansari	155,895,740	1,408,587	16,598,528
Martha F. Brooks	155,908,067	1,396,260	16,598,528
Timothy L. Main	154,559,445	2,744,882	16,598,528
Mark T. Mondello	155,172,085	2,132,242	16,598,528
Frank A. Newman	154,899,600	2,404,727	16,598,528
John C. Plant	155,913,506	1,390,821	16,598,528
Steven A. Raymund	154,775,043	2,529,284	16,598,528
Thomas A. Sansone	128,949,443	28,354,884	16,598,528
David M. Stout	152,429,380	4,874,947	16,598,528

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending August 31, 2016:

FOR	AGAINST	ABSTAIN	NON VOTES
159,809,822	162,275	13,930,758	0

3. To approve (on an advisory basis) the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	NON VOTES
143,604,051	2,690,843	11,009,433	16,598,528

4. To re-approve the material terms of the performance goals under the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan, as amended and restated:

FOR	AGAINST	ABSTAIN	NON VOTES
128,504,553	17,958,532	10,841,242	16,598,528

5. To re-approve the material terms of the performance goals under the Jabil Circuit, Inc. Short Term Incentive Plan, as amended and restated:

FOR	AGAINST	ABSTAIN	NON VOTES
143,145,103	3,315,797	10,843,427	16,598,528

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC.
(Registrant)

January 26, 2016	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer